Exhibit 99.1

Methode Electronics, Inc. Announces

Preliminary Financial Results for Fiscal 2020

Chicago, IL – May 28, 2020 – Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, today announced preliminary, unaudited financial results for the fiscal year ended May 2, 2020 (Fiscal 2020) and provided comments on the impact to its business from the COVID-19 pandemic.

“In these extraordinary times, our foremost focus is on the health and safety of our employees, who have shown incredible dedication to our organization,” said Donald W. Duda, Methode Electronics President and Chief Executive Officer. “We are taking the appropriate steps to protect our employees, address the work environment in our facilities, and support our customers in a safe manner.”

“Faced with an unprecedented near-simultaneous production shutdown by several of our main customers, I am pleased that our pre-COVID-19 fourth quarter of Fiscal 2020 performance partially offset that negative impact. This is the result of a robust start to the quarter as well as our increasingly diverse product, customer, and geographic base, which includes businesses deemed ‘essential’ providing an ongoing order stream. For the fiscal year, despite headwinds from the tariffs, the United Auto Workers (UAW) labor strike at General Motors (GM), and the impact from COVID-19, we are reporting a record year in sales and pre-tax income.”

Mr. Duda continued, “In light of the impact from the COVID-19 pandemic, we are taking multiple proactive measures to control costs and manage liquidity, including the previously disclosed drawdown of $100 million from our $200 million revolving credit facility which was purely a precautionary measure to preserve financial flexibility in light of the current uncertainty and to remain opportunistic. I am confident that our strong balance sheet will not only help us navigate the current environment but also positively position Methode for the eventual recovery phase of this global macroeconomic situation."

Preliminary Financial Results for Fiscal 2020

During the fourth quarter of Fiscal 2020, the Company experienced a significant impact to its performance due to the mid-March shutdown of production at its main automotive and commercial vehicle OEM customers resulting from the COVID-19 pandemic. The production shutdowns at these customers, most of which continued through the end of the fiscal fourth quarter, had a total negative impact on the Company of approximately $85 million in net sales for the fourth quarter.

The Company expects net sales of approximately $1.02 billion for Fiscal 2020, which would represent a 2 percent increase from the prior fiscal year. This compares to the previously provided net sales guidance range of $1.10 to $1.13 billion.

The Company expects income before taxes in a range of $147 to $149 million for Fiscal 2020. This compares to the previously provided guidance range of $150.3 to $164.3 million. Included in this amount is an estimated benefit of approximately $6.8 million due to a partial reversal of a long-term incentive plan accrual. This benefit was not included in the Company’s previously provided guidance and could change based on the actual audited financial results.

The Company expects diluted earnings per share in the range of $3.22 to $3.28 for Fiscal 2020. This expected range compares to the previously provided guidance range of $3.25 to $3.55.

These preliminary financial results for Fiscal 2020 are currently the Company’s best estimates and are based upon management's expectations regarding a variety of factors and involve a number of risks and uncertainties, including, but not limited to, those identified in its third quarter Fiscal 2020 results released on March 5, 2020, and its most recent 10-K filing. Actual results may differ from these preliminary results due to the completion of year-end financial statement preparation, including finalization of the tax provision, other financial adjustments and other developments arising between now and the time that the Company’s audited financial results are finalized.

Methode Electronics will release its Fiscal 2020 results and conduct a conference call and webcast to review financial and operational highlights, including the impact from the COVID-19 pandemic and the resulting actions being taken, in its customary late-June timeframe. No guidance on Fiscal 2021 expectations has been provided by the Company to date.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, radio remote control, electronic, LED lighting, wireless and sensing technologies. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical. Our components are found in the primary end-markets of the aerospace, appliance, automotive, commercial vehicle, construction, consumer and industrial equipment, communications (including information processing and storage, networking equipment, wireless and terrestrial voice/data systems), medical, rail and other transportation industries. Further information can be found on Methode's website www.methode.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, commercial vehicle, computer and communications industries; (3) international trade disputes resulting in tariffs and our ability to mitigate tariffs; (4) potential impact from the coronavirus outbreak; (5) timing, quality and cost of new program launches; (6) ability to withstand price pressure, including pricing reductions; (7) ability to successfully market and sell Dabir Surfaces products; (8) currency fluctuations; (9) customary risks related to conducting global operations; (10) ability to withstand business interruptions; (11) recognition of goodwill impairment charges; (12) ability to successfully benefit from acquisitions and divestitures; (13) investment in programs prior to the recognition of revenue; (14) dependence on the availability and price of materials; (15) fluctuations in our gross margins; (16) dependence on our supply chain; (17) income tax rate fluctuations; (18) ability to keep pace with rapid technological changes; (19) breach of our information technology systems; (20) ability to avoid design or manufacturing defects; (21) ability to compete effectively; (22) ability to protect our intellectual property; (23) success of Grakon and/or our ability to implement and profit from new applications of the acquired technology; (24) significant adjustments to expense based on the probability of meeting certain performance levels in our long-term incentive plan; (25) ability to manage our debt levels and any restrictions thereunder; and  (26) costs and expenses due to regulations regarding conflict minerals

For Methode Electronics, Inc.

Robert K. Cherry

Vice President Investor Relations

rcherry@methode.com

708-457-4030

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